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                                 Exhibit 10yy

                         LEVI STRAUSS ASSOCIATES INC.
                   DEFERRED COMPENSATION PLAN FOR EXECUTIVES

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                                  AMENDMENTS

       WHEREAS, Levi Strauss Associates Inc. (the "Company") has established the Levi Strauss Associates Inc. Deferred Compensation Plan for Executives (the "DCPE");

       WHEREAS, the Company desires to amend the DCPE to provide for an orderly and systematic division of interests under the DCPE pursuant to an appropriate domestic relations order;

       WHEREAS, by resolutions duly adopted on June 18, 1992, the Board of Directors of the Company authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt certain amendments to the employee benefit plans of the Company and to delegate to any other officer of the Company the authority to adopt certain amendments to such plans (the "Delegation"); and

       WHEREAS, on June 1, 1993, pursuant to the Delegation, Robert D. Haas delegated to Donna J. Goya, Senior Vice President, the authority to amend the employee benefit plans of the Company subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof;

       NOW, THEREFORE, effective as of the date hereof, the Company amends section (a) of Article 11 of the DCPE to read as set forth below:

       1. The first sentence shall be amended by the addition of the following at the end thereof:


            or in the final paragraph of this Section 11(a) with respect to domestic relations orders.


       2. The following new paragraph shall be added after the existing paragraph:


                 Any other provision of this Plan notwithstanding, an
            Eligible Employee's Deferred Compensation under the Plan shall be payable to any "alternate payee," as such person is defined in section 414(p)(8) of the Code, as provided in any domestic

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            relations order with respect to the Plan which would
            constitute a qualified domestic relations order within the meaning of section 414(p)(1)(A) of the Code if the Plan were subject to section 414(p) of the Code. Determinations under this section (a), including but not limited to determination of whether an order would constitute a qualified domestic relations order, shall be made by the Administrator, or its designee, in its sole discretion. The rights of any alternate payee hereunder are subject to the provisions of the Plan as administered with respect to alternate payees, and the Administrator may require an alternate payee to acknowledge that his or her rights are subject to such provisions.


       IN WITNESS WHEREOF, the undersigned has set her hand hereunto as of the date set forth below.



_________________________      _______________________________________________
Date                           Donna J. Goya

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